CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 17th day of November, 1997, by and between SEATON GROUP, INC., a Delaware corporation ("Seaton") and 2M CAPITAL CORP., a Florida corporation ("Consultant").

                             W I T N E S S E T H:

         WHEREAS, Seaton, by and through its wholly-owned subsidiaries UNITED INFORMATION SYSTEMS, INC., a Florida corporation, and UIS INDUSTRIAL LTDA, a Brazilian corporation (collectively hereinafter referred to as "UIS"), is in the business of assembling, manufacturing, distributing and selling computer parts, components and accessories in Brazil ("Business"); and

         WHEREAS, subject to the terms and conditions hereinafter set forth, Seaton desires to retain Consultant and Consultant desires to be retained by Seaton.

         WHEREAS, Consultant has experience in the Business, in the management of companies whose securities are traded in the United States markets and in strategic planning and investor relations programs.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seaton and Consultant hereby agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. Employment. In exchange for the Consultant Compensation (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, Seaton hereby retains Consultant to perform the Consultant Duties (as hereinafter defined) and those duties provided by Consultant through the Oversight Committee pursuant to sections 3(b) and 3(c) and Consultant hereby agrees to provide such services. The parties hereby agree that Consultant shall be treated for all purposes as an independent contractor and not as an employee of Seaton, and Consultant agrees to report the Consultant Compensation in his income and be solely responsible for payment of all withholding and social security taxes thereon.

         3.       Consultant Duties; Indemnification.

         (a) The "Consultant Duties" shall include reasonably assisting Seaton in (i) implementing and monitoring an investor relations program with investors, investment advisors, market makers and brokers, including but not limited to meeting with the foregoing and arranging for principal

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officers of Seaton to meet with the foregoing (the "Investor Relations Duties");
and (ii) implementing and monitoring a strategic planning process for Seaton.

         (b) In addition to the Consultant Duties set forth above, Seaton hereby agrees that Consultant, by and through a committee comprised of Vincent Montelione, Monte Frenkel and Milton Barbarosh ("Oversight Committee"), shall have the right and obligation to consider and authorize, in its discretion, "Release Requests" (as hereinafter defined). Certain shareholders of Seaton ("Seaton Shareholders") have shares of stock of Seaton ("Seaton Shares") that are subject to contractual restrictions against the sale, transfer, assignment, pledge, hypothecation, encumbrance or other direct or indirect disposition of shares of stock of Seaton ("Restrictions"). All requests by the Seaton Shareholders for a release of such Restrictions with respect to any or all of such Seaton Shares shall be made in writing to the Oversight Committee at the address of Consultant, with a copy of such request to the President of Seaton ("Release Request"). The Oversight Committee shall consider all Release Requests, taking into account such factors as the Oversight Committee shall deem appropriate, which factors may include, but shall not be limited to, communications with investment bankers, market makers, and executive officers of Seaton. The Oversight Committee may grant or deny Release Requests, in whole or in part, in its sole discretion. All decisions of the Oversight Committee shall be by majority vote. The Oversight Committee shall respond to a Release Request within 14 days of the receipt of a Release Request. Consultant may change the number and members of the Oversight Committee with the prior consent of Seaton, which consent shall not be unreasonably withheld. Consultant may adopt such rules not inconsistent with the provisions of this paragraph for the administration of its obligations hereunder.

         (c) Seaton acknowledges and agrees that the ability of Consultant to perform the Investor Relations Duties is, in part, dependent upon a stable supply of the securities of Seaton. Seaton further acknowledges that the issuance and/or registration of additional securities by Seaton in the future may adversely impact upon the market for the securities of Seaton, thus impairing the ability of Consultant to perform the Investor Relations Duties. Accordingly, Seaton hereby agrees that during the term of this Agreement, except with the prior written consent of the Oversight Committee, Seaton shall not, directly or indirectly, offer, sell, issue or transfer any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into, shares of the capital stock of Seaton.

         (d) Seaton hereby agrees to defend, indemnify and hold harmless Consultant from and against any and all liability, expense or damage incurred or sustained by reason of any act or omission in the conduct of the business of Seaton, including but not limited to in connection with Release Requests and the administration of the Oversight Committee, whether prior to or subsequent to the date hereof, including attorneys' fees and costs; provided, however, Seaton shall not indemnify Consultant or hold him harmless with respect to any of the foregoing incurred in connection with the intentional fraud, willful and wanton misconduct or gross negligence of Consultant.

         (e) Seaton hereby acknowledges and agrees that the rights and obligations of the Oversight Committee, at the Oversight Committee's option, may be transferred to any underwriter
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that underwrites and sells an offering of the securities of Seaton for an amount in excess of $10,000,000.

         4. Term. The term of this Agreement shall be two (2) years, beginning on the date set forth above ("Term").

         5. Consultant Compensation. As compensation in full for Consultant's performance of its obligations hereunder ("Consultant Compensation"), Seaton agrees to pay Consultant commencing on the day of Closing and on the same day of the month thereafter the following: (a) $20,833 for each of the first four
(4) months of the Term; and (b) $500 for each of the remaining twenty (20) months of the Term.

         6. Options. To facilitate the performance of Consultant hereunder, and as an inducement to retain executive and other employees and consultants, Consultant shall be granted options ("Options") to purchase 500,000 shares of Common Stock at $2.22 per share. The options are transferable, exercisable for a period of two (2) years and can be cancelled by the Chairman of the Company at any time. In addition, the holders of the Options are entitled to registration rights, including piggyback registration rights, for shares of Common Stock issuable upon exercise of the Options (whether or not the the Options have been exercised at the time the Company files a registration statement), as adjusted, such rights to be available when the Company files a registration statement under the Securities Act of 1933, as amended ("33' Act"), with respect to an offering for its own account of any class of security (other than in connection with a merger pursuant to a Form S-3) or for the account of the Company's shareholders. The Company shall file a registration statement for the shares of Common Stock issuable upon exercise of the Options within sixty (30) days after the date of the acquisition by the Company of UIS and UIS Brazil and will use its best efforts to cause such registration statement to become effective as soon as reasonably possible. The Company shall in each case give written notice of the proposed filing to the holder of the Options or shares issued upon exercise of the Options at least thirty (30) days prior to the anticipated filing date, and such notice shall offer such holder the opportunity to register such number of shares subject or issued upon exercise of the Options as such holder may request. The Company will use its best efforts to cause the underwriter, if any, to permit the holder of the Options to include such shares of Common Stock on the same terms and conditions as other shares of Common Stock the Company included therein. Notwithstanding the foregoing, if the underwriter or underwriters of such offering delivers a written opinion to the Company that the total number of securities which such holders the Company or other persons and entities entitled to include in such offering exceeds the number which can reasonably be sold in such offering, then the securities to be offered for the account of the holders of the shares of Common Stock issuable upon exercise of the Options will be reduced pro rata to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by such underwriter. The Company will bear all expenses of such registration, except that the holder of the Options shall bear the fees and expenses of any counsel or other representative attributable to the shares of Common Stock issued upon exercise of the Options (determined on a pro rata basis).

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         7.       Confidential Information and Competition.

         (a) Confidential Information. Consultant hereby acknowledges that, in conjunction with his performance of the Consultant Duties, it may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to Seaton and its operations, including, but not limited to: Seaton's Business, the identity of Seaton's clients, the prices being charged by Seaton to such clients, Seaton's contracts, business records and other records, Seaton's and the Seaton's clients' trade secrets, customer lists, billing forms, methods, and procedures, trade names, manuals, photographs, samples, literature, sales aids of every kind, software, advertising methods and strategies, information regarding advertising locations, style and wording of all advertising, plans for expansion or marketing strategies, and other similar information relating to Seaton, Seaton's clients and Seaton's Business (all the foregoing being hereinafter referred to collectively as "Confidential Information"). Consultant further recognizes and acknowledges that all Confidential Information is the exclusive property of Seaton, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Seaton. Accordingly, Consultant hereby covenants and agrees that it will use the Confidential Information only for the benefit of Seaton and shall not at any time, directly or indirectly, either during the term of this Agreement or afterwards, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others, regardless of whether Consultant may have had knowledge, or that others may have had knowledge, of the Confidential Information prior to the execution of this Agreement. Upon the Seaton's demand, Consultant shall promptly deliver to Seaton all materials and media in Consultant's possession that contain Confidential Information.

         (b) Competition. In view of the Confidential Information to be retained by or disclosed to Consultant as hereinabove set forth and the irreparable injury which would be caused Seaton if the Consultant were to compete with Seaton, and as a material consideration and inducement to Seaton to enter into this Agreement, Consultant hereby covenants and agrees that:

                    (i) For a period of one (1) year following the end of the Term, it shall not, in any location, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which it shall be affiliated in any manner whatsoever, have any interest in, whether as owner, investor, operator, partner, stockholder, director, trustee, officer, mortgagee, employee, principal, agent, consultant or otherwise, any other business or venture which engages in Seaton's Business, or is otherwise in competition with Seaton or any assigns of Seaton, unless such activity shall have been previously agreed to in writing by Seaton and/or its successors and assigns. Consultant acknowledges that Seaton's Business is advertised and conducted throughout the United States, and accordingly that this covenant against competition shall extend to the entire United States.

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                    (ii) For a period of one (1) year following the end of the
                         Term, it shall not, directly or indirectly, divert business from Seaton or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by Seaton, any client or account of Seaton.

                  (iii) For a period of one (1) year following the end of the Term, it shall not, directly or indirectly, solicit for employment, employ or otherwise engage the services of, any employees or consultants of Seaton or its successors or assigns.

Notwithstanding the foregoing provisions of this Section 7(b), in the event that Seaton shall fail for any reason, after thirty days written notice by Consultant, to pay the Consultant Compensation when due (either directly to Consultant or into the registry of the court as part of any court proceeding), or shall otherwise be in default under this Agreement, then the restraints upon competition contained herein shall be of no further force and effect.

         (c) Survival. The terms of this Section 7 shall survive the termination of this Agreement.

         8. Confidentiality. The parties and Milton Barbarosh agree that they shall keep the terms of this Agreement confidential and shall not disclose same to third parties, except that either party may disclose same as necessary to secure legal or tax advice to prevent prosecution of an action or charge in contravention hereof or as otherwise required by law.

         9.       Miscellaneous.

         (a) Notices. Any notice, payment, or communication required or permitted to be given by any provision of this Agreement shall be deemed delivered, whether actually received or not, when deposited in a United States Postal Service Depository, postage prepaid, registered or certified return receipt requested, when sent by overnight courier, or by facsimile, if such facsimile is followed by a hard copy of the facsimilied communication, addressed to the parties as set forth below, or such other address as shall be specified by written notice delivered to the other party hereto. Any such notice shall be deemed to be delivered, given and received as of the date so delivered.

                  To Seaton:        1900 Corporate Boulevard
                                    Suite 305 West
                                    Boca Raton, Florida  33431
                                    Attention: President

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                  To Consultant:    231 - 174th Street
                                    Suite 1901
                                    Miami Beach, FL  33160
                                    Attention:  President

The time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof or the date of actual receipt in the case of delivery by other means. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request when sent.

                  (b) Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto as to Consultant's employment with Seaton, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions as to Consultant's employment with Seaton, expressed or implied, oral or written, except as herein contained.

                  (c) Binding Effect; No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. Except as otherwise provided in Section 3(e) hereof, any assignment or delegation of duties in violation of this provision shall be null and void.

                  (d) Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

                  (e) No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  (f) Attorneys' Fees. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees and court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

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

                  (g) Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

                  (h) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

                  (i) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  (j) Provisions Severable. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstance shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  (k) Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                        THIS SPACE INTENTIONALLY BLANK

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            IN WITNESS WHEREOF, Seaton and Consultant have executed this
Agreement as of the date first above written.

                                        Seaton:

                                        SEATON GROUP, INC., a Delaware

                                        corporation

                                        By:
                                           ------------------------------------
                                        CONSULTANT:

                                        2M CAPITAL CORP., a Florida corporation

                                        By:
                                           ------------------------------------


                                    JOINDER

         The undersigned, as all of the shareholders of Consultant, hereby join in this Agreement for the purpose of agreeing to be bound by the provisions of Section 6 hereof; provided that this joinder shall not impose or create any other obligation by the undersigned in favor of Seaton.

                                   /s/ VINCENT MONTELIONE
                                   --------------------------------------------
                                   VINCENT MONTELIONE

                                   /s/  MONTE FRENKEL
                                   --------------------------------------------
                                   MONTE FRENKEL


                                    JOINDER

         The undersigned, hereby joins in this Agreement for the purpose of agreeing to be bound by the provisions of Sections 3(b), 3(c) and 6 hereof; provided that this joinder shall not impose or create any other obligation by the undersigned in favor of Seaton.

                                   /s/  MILTON BARBAROSH
                                   --------------------------------------------
                                   MILTON BARBAROSH

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